UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005

KOS PHARMACEUTICALS, INC

(Exact name of registrant as specified in its charter)

FLORIDA	000-22171	65-0670898

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 CEDAR BROOK DRIVE
CRANBURY, NJ 08512-3618
(Address of principal executive offices)

609-495-0920
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events.

With respect to its previously announced investment in Triad Pharmaceuticals, Inc. (“Triad”), on June 15, 2005, the Audit Committee of the Company’s Board of Directors approved Robert Baldini, Vice Chairman of the Company’s Board of Directors, serving as a director of Triad as a designee of the limited partnership (the “Limited Partnership”) formed by the wife of Michael Jaharis, the principal stockholder and Chairman Emeritus of the Board of Directors of the Company, and waived the application of the Company’s Code of Business Conduct and Ethics with respect to Mr. Baldini’s serving as a director of Triad. As previously disclosed, Michael Jaharis, Steven Jaharis and Kevin Ferro, directors of the Company, also serve as directors of Triad as designees of the Limited Partnership, the principal stockholder of Triad. The Audit Committee previously waived the application of the Company’s Code of Business Conduct and Ethics with respect to such persons serving on the Triad Board. Adrian Adams, President and CEO of the Company, is a designee of the Company on, and serves as Chairman of, the Triad Board of Directors. The Company intends to appoint Ralf Rosskamp, Executive Vice President, Research and Development of the Company, and Marvin Blanford, Senior Vice President, Drug Regulatory, Safety and Compliance of the Company, as its two additional designees to the Triad Board. The Audit Committee has also previously waived the application of the Company’s Code of Business Conduct and Ethics (and with respect to Mr. Adams, the Company’s Code of Ethics for Senior Financial Officers) with respect to Messrs. Adams, Rosskamp and Blanford serving as designees of the Company on the Triad Board of Directors.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOS PHARMACEUTICALS, INC.
By: /s/ Andrew I. Koven
Name:	Andrew I. Koven
Title:	Executive Vice President, General Counsel & Corporate Secretary

Dated: June 20, 2005

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